As filed with the Securities and Exchange Commission on May 15, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GOLD.COM, INC. (Exact name of Registrant as Specified in Is Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)		11-2464169 (I.R.S. Employer Identification No.)

1550 Scenic Avenue, Suite 150
Costa Mesa, CA 92626
(844) 455-4653
(Address, Including Zip Code, and Telephone Number, Including Area
Code, of Registrant’s Principal Executive Offices)

Carol Meltzer
Executive Vice President, General Counsel and Secretary
1550 Scenic Ave. Suite 150
Costa Mesa, CA 92626
(844) 455-4653
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

With Copies to
Scott S. Rosenblum, Esq.
Abbe L. Dienstag, Esq.
Herbert Smith Freehills Kramer (US) LLP
1177 Avenue of the Americas
New York, NY 10036
(212) 715-9100

From time to time after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐Accelerated filer ☒ Non-accelerated filer ☐ Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

Common Stock

This prospectus relates to the resale of up to an aggregate of 3,370,787 shares of common stock, par value $0.01 per share, of Gold.com, Inc., a Delaware corporation (the “Company”), that may be sold from time to time on or after the date hereof by TPM, S.A. de C.V., a controlled subsidiary of Tether Global Investments Fund, S.I.C.A.F., S.A., the selling stockholder named in this prospectus (the “Selling Stockholder”).

The shares were issued in two tranches to the Selling Stockholder on February 9, 2026 and May 5, 2026, respectively, pursuant to a Securities Purchase Agreement between the Selling Stockholder and the Company, dated February 4, 2026, as amended by Amendment No. 1, dated February 5, 2026 (as so amended, the “Purchase Agreement”).

On or after the date hereof, the Selling Stockholder may offer, resell or dispose of its shares, or interests therein, from time to time as it may determine through public or private transactions, to or through underwriters, broker-dealers or agents, or through any other means described in the section of this prospectus entitled “Plan of Distribution”. We do not know when or in what amounts the Selling Stockholder may offer its shares for sale. The prices at which the Selling Stockholder may sell its shares may be at fixed prices, at prevailing market prices at the time of sale, or at prices negotiated with purchasers.

The Selling Stockholder will bear its own commissions and discounts, if any, attributable to the sale or disposition of its shares or interests therein. We will bear all costs, expenses and fees in connection with the registration of the resale of the shares. We will not receive any of the proceeds from the sale of the shares by the Selling Stockholder.

Our principal executive offices are located at 1550 Scenic Avenue, Suite 150, Costa Mesa, California 92626, and our telephone number is (844) 455-4635.

Our common stock is traded on the New York Stock Exchange (the “NYSE”) under the symbol “GOLD.” On May 14, 2026, the closing price of the common stock on the NYSE was $40.56 per share.

Investing in our common stock involves risks that are referenced in the “Risk Factors” section beginning on page 3 of this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus for a discussion of information that should be considered in connection with an investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 15, 2026

About This Prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities Exchange Commission (the "SEC") using a “shelf” registration process. Under this shelf registration process, the Selling Stockholder named in this prospectus may, from time to time on or after the date of this prospectus sell the securities described in this prospectus in one or more offerings. This prospectus and the documents incorporated by reference herein include important information about us, the shares of common stock being offered by the Selling Stockholder, and other information you should carefully consider before investing. Any prospectus supplement may also add, update, or change information in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement.

This prospectus provides you with a general description of the shares of common stock being offered by the Selling Stockholder. When this prospectus is used to offer such common stock, a prospectus supplement may be provided that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement, together with additional information described and contained in the documents referred to under the heading "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. The registration statement can be read at the website of the SEC or at the SEC's offices referenced under the heading "Where You Can Find More Information."

When we refer to “Gold.com”, “we,” “our,” “us” and the “Company” in this prospectus, we mean Gold.com, Inc. and its consolidated subsidiaries, as the context requires. When we refer to “you,” we mean the potential holders of the common stock.

The Offering

This prospectus relates to the resale of our common stock that may be sold from time to time by the Selling Stockholder named in this prospectus.

Shares of common stock outstanding immediately prior to the offering	As of May 5, 2026, 29,004,374 shares
Shares of common stock offered	3,370,787 shares
Selling Stockholder	TPM, S.A. de C.V.
Use of Proceeds	We will not receive any of the proceeds from the sale of the shares of our common stock by the Selling Stockholder pursuant to this prospectus. See “Use of Proceeds” on page 6 of this prospectus.

Transfer Agent and Registrar	Computershare
New York Stock Exchange Trading Symbol	“GOLD”
Risk Factors

Investing in shares of our common stock involves risk. See “Risk Factors” on page 3 of this prospectus and under similar headings in other documents that we incorporate by reference into this prospectus for a discussion of factors you should consider carefully before making an investment decision.

Risk Factors

An investment in our common stock involves risks. You should carefully consider the risks and uncertainties described set forth in our annual reports on Form 10-K and quarterly reports on Form 10-Qs which are incorporated by reference in this prospectus in their entirety, and in any applicable prospectus supplement, as the same may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, before making an investment in our common stock. If any of these risks actually occur, our business, results of operations, financial condition, cash flows and prospects, the market price of our common stock and our ability to satisfy any debt service obligations may be materially and adversely affected. This could cause the value of our common stock to decline and you could lose part or all of your investment. These risks and uncertainties are not the only ones we face and we cannot assure you that any of the events discussed will not occur. Additional risks and uncertainties not presently known to us or that as of the date of this prospectus we deem immaterial may also have a material adverse effect on us. Some statements included in this prospectus and in the documents incorporated by reference in this prospectus constitute forward-looking statements. Please refer to the sections entitled “Where You Can Find More Information,” “Incorporation of Certain Documents by Reference” and “Special Note Regarding Forward-Looking Statements.”

Special Note Regarding Forward-Looking Statements

We make statements in this prospectus and the documents incorporated by reference that are considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “outlook,” “confident,” “scenario” and other words of similar meaning in connection with a discussion of future operating or financial performance. Such forward-looking statements are based on the Company's current plans, and the Company's actual future activities and results of operations may be materially different from those set forth in the forward-looking statements. These forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, so you should not rely upon forward-looking statements as predictions of future events because actual results could differ materially from the statements made. Any or all of the forward-looking statements in this prospectus, and the documents incorporated herein and therein by reference, may turn out to be inaccurate. The Company has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy, and financial needs. The forward-looking statements can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and assumptions. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results, performance or achievements could differ materially from those expressed in, or implied by, any such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus.

Important factors that could cause or contribute to such difference include those referenced under “Risk Factors” in this prospectus, including in our annual reports on Form 10-K and our quarterly reports on Form 10-Q, which are incorporated by reference into this prospectus, and in any applicable prospectus supplement. You should not place undue reliance on such forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About Gold.com, Inc.

Founded in 1965, Gold.com offers comprehensive solutions for all aspects of the precious metals (gold, silver, platinum, and palladium) and collectibles (including rare coins and currency) value chains. Our vertically integrated platform combines market expertise with state-of-the-art logistics, financing, and minting capabilities to serve customers, collectors, and institutional clients globally.

Our direct-to-consumer marketplace, anchored by our brands JMBullion.com, Stack’s Bowers Galleries, GovMint.com, Monex Precious Metals, and Goldline, provides retail access to a multitude of precious metals products. Our trading and wholesale sales platform, which operates as A-Mark Precious Metals, distributes and purchases precious metal products from sovereign and private mints and has been an “authorized purchaser” of the United States Mint since 1986. This platform is supported by our minting and refining operations, which include Sunshine Minting and Silver Towne Mint. Our Collateral Finance Corporation secured lending subsidiary extends loans secured by bullion, numismatics and sports cards. Though Stack’s Bowers Galleries, we conduct live, internet and specialized auctions of rare U.S. and world coins and currency and ancient coins. Our A-Mark Global Logistics business supports our operations with airport-adjacent, state-of-the-art precious metals receiving, storage, and delivery facilities.

We are incorporated in Delaware. Our principal executive offices are located at 1550 Scenic Avenue, Suite 150, Costa, Mesa 92626, and our telephone number is (844) 455-4653. We operate across the United States, Canada, the United Kingdom, Europe, Hong Kong, and Singapore.

Use of Proceeds

The shares of our common stock being offered by this prospectus are solely for the account of the Selling Stockholder. We will not receive any of the proceeds from the sale of the shares of common stock by the Selling Stockholder pursuant to this prospectus. The net proceeds from the sales of the shares offered pursuant to this prospectus will be received by the Selling Stockholder.

Selling Stockholder

We are registering the resale of an aggregate of 3,370,787 shares of our common stock by the Selling Stockholder named below, including its transferees, donees, pledgees or other successors in interest that receive shares from the Selling Stockholder as a gift, distribution or other non-sale related transfer after the date of this prospectus, in order for them to resell the shares when and as they deem appropriate in the manner described in the section entitled “Plan of Distribution.” The shares were purchased by the Selling Stockholder pursuant to the Purchase Agreement between the Company and the Selling Stockholder at a price per share of $44.50, settled in two tranches on February 9, 2026 and May 5, 2026, respectively, for aggregate consideration of $150 million. The purchase price represented an 11.9% discount to the 10-day volume weighted average price of the shares of our common stock on the NYSE as of market close on February 4, 2026.

We are required under the terms of the Investor Rights Agreement, dated February 4, 2026, entered into concurrently with the Purchase Agreement, between the Company and the Selling Stockholder, to file a registration statement on Form S-3, of which this prospectus forms a part, to register the resale of such shares.

The Selling Stockholder is not a broker-dealer or an affiliate of a broker-dealer who should be identified as an underwriter.

Ownership of Shares

The following table sets forth:

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the name and address of the Selling Stockholder;
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the number and percentage of shares of common stock that the Selling Stockholder beneficially owned prior to the offering for resale of the shares under this prospectus;
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the maximum number of shares that may be offered for resale for the account of the Selling Stockholder under this prospectus; and
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the number and percentage of shares of common stock to be beneficially owned by the Selling Stockholder after the offering and sale of the shares (assuming all of the offered shares are sold by the Selling Stockholder pursuant to this prospectus).

The Selling Stockholder may offer for sale all or part of its shares from time to time on or after the date of this prospectus. The Selling Stockholder is under no obligation, however, to sell any shares pursuant to this prospectus.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by the Selling Stockholder and the percentage ownership of the Selling Stockholder, securities that are currently convertible or exercisable into shares of our common stock, or convertible or exercisable within 60 days following the date of this prospectus, are deemed beneficially owned by the Selling Stockholder.

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering	Percentage of Common Stock Beneficially Owned Prior to Offering[1]	Maximum Number of Shares to be Sold	Number of Shares of Common Stock Beneficially Owned After the Offering	Percentage of Common Stock Beneficially Owned After Offering

TPM, S.A. de C.V. Final Av. La Revolucion Colonia San Benito Edif. Centro Corporativo Presidente Plaza Nivel 12, Oficina 12 Distrito de San Salvador Municipio de San Salvador Centro Republica de El Salvador	3,370,787	11.6%	3,370,787	—	—

__________________________________

1 Based on 29,004,374 shares of common stock outstanding as of May 5, 2026.

Transactions with the Company

The Selling Stockholder or its affiliates are a party to the following transactions with the Company:

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On February 4, 2026, the Company entered into a Purchase Agreement with the Selling Stockholder, pursuant to which the Selling Stockholder purchased an aggregate of 3,370,787 shares of the Company’s common stock at a price of $44.50 per share, settled in two tranches for aggregate consideration of $150 million. This purchase price represented an 11.9% discount to the 10-day volume weighted average price of our shares of common stock on the NYSE as of market close on February 4, 2026.
•
Pursuant to the Purchase Agreement, the Company used $20 million of the proceeds of the sale of the shares to acquire XAU₮, a gold-backed stablecoin sponsored by an affiliate of the Selling Stockholder.
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The Purchase Agreement also provided that the parties have agreed to use their reasonable commercial efforts in good faith to negotiate and execute certain additional agreements relating to gold lending, gold storage and certain other related commercial arrangements, provided that these agreements must be mutually acceptable to the parties in their reasonable commercial discretion. In furtherance of this provision: (i) an affiliate of the Selling Stockholder, as lessor, and the Company, as lessee, entered into a Master Agreement for Precious Metal Leases, dated February 25, 2026, pursuant to which the lessor agrees to make available to lessee gold, silver and any other metal specified in the relevant lease confirmation, up to an amount specified for the relevant lease; (ii) a subsidiary of the Company and an affiliate of the Selling Stockholder entered into a Precious Metals Storage Agreement, dated March 24, 2026, pursuant to which the affiliate of Selling Stockholder is storing gold and sliver at storage facilities of the Company in Las Vegas, Nevada and at other locations arranged through the Company; and (iii) a subsidiary of the Company and an affiliate of the Selling Stockholder entered into a Trading Agreement, dated March 3, 2026, governing the purchase and sales of metal products between the parties.
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Also on February 4, 2026, concurrently with the entry of the Purchase Agreement, the Company and the Selling Stockholder entered into an Investor Rights Agreement. This agreement provides that, for so long as the Selling Stockholder holds at least 5% of the Company’s outstanding shares, it will have the right to nominate members of the Company’s board of directors in proportion to its holdings, rounded down to the nearest whole board seat, but not less than one board member. Pursuant to the agreement, the Selling Stockholder nominated, and the Company appointed, Juan Jose Sartori to the board of directors, effective March 16, 2026. Mr. Sartori serves as the Head of Special Projects at Tether Investments S.A. de C.V., an affiliate of the Selling Stockholder.

•
The Investor Rights Agreement also provides the Selling Stockholder with customary rights to have its shares registered under the Security Act of 1933, pursuant to which the registration statement on Form S-3 of which this prospectus forms a part was filed.
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The Selling Stockholder also entered into a Lock-up Agreement, dated February 4, 2026, pursuant to which it agreed that it would not sell or otherwise transfer or dispose of shares of the Company’s common stock through a date that is ninety (90) days from the date of the Initial Closing as defined in the Purchase Agreement, or May 7, 2026, subject to customary exceptions.

Description of Capital Stock

The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplements or free writing prospectuses, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus. For the complete terms of our common stock and preferred stock, please refer to our Amended and Restated Certificate of Incorporation, as amended, and our Second Amended and Restated Bylaws, each of which are incorporated by reference as an exhibit to the registration statement which includes this prospectus.

Authorized Capitalization

Under our Amended and Restated Certificate of Incorporation, as amended, our authorized capital stock consists of 40,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. As of May 5, 2026, there were (i) 29,004,374 shares of common stock issued and outstanding, and (ii) no shares of preferred stock outstanding.

Common Stock

Voting Rights

The holders of shares of common stock shall be entitled to one vote for each share so held with respect to each matter voted on by our stockholders. There is no cumulative voting.

Dividends

Dividends may be paid on the common stock as and when declared by our board of directors.

Liquidation Rights

Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our common stock will be entitled to receive, pro rata, our remaining assets available for distribution.

Other Rights

Holders of our common stock do not have conversion, redemption or preemptive rights to subscribe to any of our securities. The rights, preferences and privileges of holders of our common stock are subject to the rights of the holders of any shares of our preferred stock which we may issue in the future.

Transfer Agent

The transfer agent for our common stock is Computershare.

Listing

Our common stock is listed on the NYSE under the symbol “GOLD.”

Preferred Stock

Our Amended and Restated Articles of Incorporation authorize our board of directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of that series, including:

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the designation of the series;
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the number of shares of the series;
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the voting rights, if any, of the holders of the series; and

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the preferences and relative, participating, optional or other special rights, if any, of the series, and any qualifications, limitations or restrictions applicable to such rights.

Limitations on Liability and Indemnification of Officers and Directors

Our Amended and Restated Certificate of Incorporation, as amended, includes a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director to the fullest extent permitted by applicable law.

Our Amended and Restated Certificate of Incorporation, as amended, and our Second Amended and Restated Bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by applicable law. We are also expressly authorized, under our Amended and Restated Certificate of Incorporation, as amended, and our Second Amended and Restated Bylaws, to advance certain expenses (including attorneys’ fees and disbursements and court costs) to our directors and officers. We are also authorized under our Amended and Restated Certificate of Incorporation, as amended, to carry directors’ and officers’ insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability and indemnification provisions in our Amended and Restated Certificate of Incorporation, as amended, and our Second Amended and Restated Bylaws, may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Anti-takeover Effects of Certain Provisions of our Amended and Restated Certificate of Incorporation, as Amended, and Second Amended and Restated Bylaws

Our Amended and Restated Certificate of Incorporation, as amended, and our Second Amended and Restated Bylaws contain certain anti-takeover provisions that could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control without negotiating with our board of directors. Such provisions could limit the price that certain investors might be willing to pay in the future for our securities. Certain of such provisions allow us to issue preferred stock with rights senior to those of the common stock, or impose various procedural and other requirements that could make it more difficult for stockholders to effect certain corporate actions.

Plan of Distribution

As of the date of this prospectus, we have not been advised by the Selling Stockholder as to any plan of distribution. The Selling Stockholder, or its pledgees, donees (including charitable organizations), transferees or other successors-in-interest, may from time to time, sell any or all of the shares of common stock offered by this prospectus either directly by such individual, or through underwriters, dealers or agents or on any exchange on which the shares of common stock may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise. The Selling Stockholder may use any one or more of the following methods when selling shares of our common stock:

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ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
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block trades in which the broker-dealer will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;
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purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
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any exchange distribution in accordance with the rules of the applicable exchange;
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privately negotiated transactions;
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settlement of short sales entered into after the effective date of the registration statement of which the prospectus will form a part;
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broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares of common stock at a stipulated price per share;
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through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
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a combination of any such methods of sale; or
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any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell shares of common stock under Rule 144 or any other exemption from registration under the Securities Act, if available, or otherwise as permitted pursuant to applicable law, rather than under this prospectus.

The Selling Stockholder is an entity and may elect to make an in-kind distribution of shares of common stock to its partners, members or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus, as amended or supplemented. To the extent that such partners, members or stockholders are not affiliates of ours, such partners, members or stockholders would thereby receive freely tradable shares of common stock pursuant to the distribution effected through this registration statement.

Broker-dealers engaged by the Selling Stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of the shares of common stock under this prospectus, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to the prospectus, in the case of any agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority Rule 2121, and, in the case of a principal transaction a markup or markdown in compliance with Rule 2121.

In connection with sales of the shares of common stock under this prospectus or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging the positions they assume. The Selling Stockholder may also sell the shares of common stock short and deliver them to close its short positions, or loan or pledge the shares of common stock to broker-dealers that in turn may sell them. In addition, the Selling Stockholder may enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares of common stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the Selling Stockholder has been advised that it may not use the shares of common stock registered on the registration statement of which this prospectus forms a part to cover short sales of the shares of common stock made prior to the date of the filing of the registration statement with the SEC.

The Selling Stockholder may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by it, and the pledgees or secured parties will, upon foreclosure in the event of default, be deemed to be a Selling Stockholder. As, when and if the Selling Stockholder takes such actions, the number of securities under this prospectus on behalf of such Selling Stockholder will decrease. The Selling Stockholder may also transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be considered the selling beneficial owners for purposes of this prospectus.

The Selling Stockholder and any underwriters, dealers or agents that participate in distribution of the securities may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, and any profit on sale of the securities by them and any discounts, commissions or concessions received by any underwriter, dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

To the extent required, the common stock to be sold, the name of the Selling Stockholder, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

Pursuant to the Investor Rights Agreement, we have agreed to indemnify the Selling Stockholder against certain liabilities, including liabilities under the Securities Act, arising out of or in connection with the registration of the resale of the securities covered by this prospectus. In addition, we and the Selling Stockholder may, in accordance with applicable contractual arrangements, indemnify any underwriter, broker-dealer or agent that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

There can be no assurances that the Selling Stockholder will sell any or all of the securities offered under this prospectus.

Legal Matters

Herbert Smith Freehills Kramer (US) LLP, New York, New York, will provide us with opinions relating to certain matters in connection with offerings under this prospectus from time to time.

EXPERTS

The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Where You Can Find More Information

We are a reporting company and file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy such material at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549-1004. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the Public Reference Room. You can also find our SEC filings at the SEC's website at http://www.sec.gov.

We also maintain a website that contains additional information about us at https://www.gold.com. Information on or accessible through our website is not part of, or incorporated by reference into, this prospectus, other than documents filed with the SEC that we incorporate by reference.

Incorporation of Certain Documents by Reference

The SEC allows us to "incorporate by reference" information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and some information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, whether filed before or after the effectiveness of the registration statement of which the prospectus forms a part (but excluding such documents or portions thereof that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules and regulations), until all offerings under this prospectus are terminated:

•
our annual report on Form 10-K for the fiscal year ended June 30, 2025 filed with the SEC on September 11, 2025;
•
our quarterly reports on Form 10-Q filed with the SEC on (i) November 7, 2025 for the fiscal quarter ended September 30, 2025; (ii) February 6, 2026 for the fiscal quarter ended December 31, 2025 and (iii) May 11, 2026 for the fiscal quarter ended March 31, 2026;
•
our Definitive Proxy Statement on Schedule 14A, filed with the SEC on October 2, 2025;
•
our current reports on Form 8-K filed on August 25, 2025, September 11, 2025, November 7, 2025, November 13, 2025, November 21, 2025, December 4, 2025, February 6, 2026, February 9, 2026, February 19, 2026, March 16, 2026 and May 7, 2026, excluding in each case any information furnished under Item 2.02 or 7.01 thereof; and
•
the description of our common stock contained in Exhibit 4.1 to our annual report on Form 10-K for the fiscal year ended June 30, 2023 filed with the SEC on September 12, 2023, including any other amendments or reports filed for the purpose of updating such description.

We filed a registration statement on Form S-3 to register with the SEC the securities described in this prospectus. This prospectus is part of that registration statement. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement and the exhibits and schedules for more information about us and our securities. The registration statement and exhibits and schedules are also available at the SEC's Public Reference Room or through its website.

You may request a copy of these filings and any or all of the documents referred to above that have been incorporated by reference into this prospectus at no cost, by writing or telephoning us at the following address:

Gold.com, Inc.
1550 Scenic Avenue, Suite 150
Costa Mesa, California 92626
(844) 455-4653
Attn: General Counsel

Information on our website, including subsections, pages, or other subdivisions of our website, or any website linked to by content on our website, is not part of this prospectus and you should not rely on that information unless that information is also in this prospectus or incorporated by reference in this prospectus.

You should rely only on the information contained or incorporated in this prospectus, or any applicable supplement or free writing prospectus. We have not authorized anyone else to provide you with different information. You should not rely on any other representations. Our affairs may change after this prospectus, or any supplement or free writing prospectus, is distributed. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents. You should read all information supplementing this prospectus.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the various costs and expenses (other than the underwriting discounts and commissions) payable by the registrant in connection with the sale of the securities being registered. All amounts are estimates except the SEC registration fee.

SEC registration fee	$19,453
Legal fees and expenses	75,000
Accounting fees and expenses	25,000
Total	$119,453

Item 15. Indemnification of Directors and Officers

The Company is a Delaware corporation. Section 145 of the Delaware General Corporation Law (the "DGCL"), grants each corporation organized thereunder the power to “indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.”

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations or the directors’ fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

Article Seven of the Company’s Amended and Restated Certificate of Incorporation, as amended, provides that except as otherwise provided by the DGCL, no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

Article Eight of the Company’s Amended and Restated Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL, the Company shall indemnify any current or former director or officer of the Company and may, at the discretion of the board of directors, indemnify any current or former employee or agent of the Company against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Company, or is or was serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

The Company has entered into indemnification agreements with all of its named executive offices that provide indemnification by the Company against certain liabilities in the performance of their duties.

Item 16. Exhibits

See Exhibit Index immediately preceding the signature page.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than twenty (20) percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is a part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was a part of this registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

3.1†	Amended and Restated Certificate of Incorporation of A-Mark Precious Metals, Inc., incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1/A; Registration No. 333-192260.

3.2†	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Gold.com, Inc., incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on December 4, 2025.

3.3†	Second Amended and Restated Bylaws of Gold.com, Inc., Incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on December 4, 2025.

5.1*	Opinion of Herbert Smith Freehills Kramer (US) LLP.

23.1*	Consent of Grant Thornton LLP.

23.2*	Consent of Herbert Smith Freehills Kramer (US) LLP (included as part of Exhibit 5.1).

24.1	Power of attorney (included on signature page).

107*	Filing Fee Table.

* Filed herewith.

† Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Costa Mesa, State of California, on May 15, 2026.

GOLD.COM, INC.

By:	/s/ Gregory N. Roberts
Name:	Gregory N. Roberts
Title:	Chief Executive Officer (Principal Executive Officer)

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Gold.com, Inc., hereby constitutes and appoints Gregory N. Roberts, Carol Meltzer and Jeffrey D. Benjamin, and each of them, his or her true and lawful attorney-in-fact and agent, for and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-3 under the Securities Act, including post-effective amendments and other related documents, and to file the same with the Securities and Exchange Commission under said Act, hereby granting power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date(s) indicated.

Signatures	Title(s)	Date

/s/ Gregory N. Roberts	Chief Executive Officer and Director	May 15, 2026
Gregory N. Roberts	(Principal Executive Officer)

/s/ Cary Dickson	Chief Financial Officer	May 15, 2026
Cary Dickson	(Principal Financial Officer and Principal Accounting Officer)

/s/ Jeffrey D. Benjamin	Director	May 15, 2026
Jeffrey D. Benjamin	(Chairman of the Board of Directors)

/s/ Ellis Landau	Director	May 15, 2026
Ellis Landau

/s/ Carol Meltzer	Director	May 15, 2026
Carol Meltzer

/s/ John U. Moorhead	Director	May 15, 2026
John U. Moorhead

/s/ Jess M. Ravich	Director	May 15, 2026
Jess M. Ravich

/s/ Monique Sanchez	Director	May 15, 2026
Monique Sanchez

/s/ Kendall Saville	Director	May 15, 2026
Kendall Saville

/s/ Juan Sartori	Director	May 15, 2026
Juan Sartori

/s/ Michael R. Wittmeyer	Director	May 15, 2026
Michael R. Wittmeyer